EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Aptimus, Inc. of our report dated January 30, 2002 on Form 10-K of Aptimus, Inc. for the year ended December 31, 2001.


/s/ Moss Adams LLP

Seattle, Washington
April 30, 2002